UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2014, Labor Smart, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase, original issue discount convertible debentures (the “Debentures”) in the aggregate principal amount of $1,155,000 (corresponding to an aggregate purchase price of $1,100,000), in seven tranches, in the principal amount of $367,500 (with respect to the first tranche) and $131,250 (with respect to subsequent tranches). The initial closing under the Purchase Agreement, for Debentures in the aggregate principal amount of $367,500, occurred on August 18, 2014.

The Debentures bear interest at the rate of 11% per year (half of which is guaranteed, and in addition to the original issue discount) and are convertible into common stock at a conversion price of $0.15 per share (subject to adjustment in the event of stock splits, stock dividends, and similar transactions, and in the event of subsequent sales of common stock at a lower purchase price (subject to certain exceptions), and provided that, in the event the Company fails to make amortization payments on February 18, 2015 and March 1, 2015, each for 50% of the original principal amount of the Debentures, the conversion price will be adjusted to a variable price equal to the lower of $0.15 or 60% of the lowest volume weighted average price of the common stock for the 20 prior trading days). The Debentures mature one year from the date of issuance. The Company may make payments on the Debentures in cash (in which event the Company will pay a 30% premium) or, subject to certain conditions, in shares of common stock valued at 60% of the lowest volume weighted average price of the common stock for the 20 prior trading days.

Pursuant to the Purchase Agreement, the Company issued to the Investors, as additional consideration for the purchase of the Debentures, 100,000 shares of common stock.

Subsequent closings under the Purchase Agreement, each for Debentures in the aggregate principal amount of $131,250, will occur, subject to the right of the Company to cancel any planned closing, on each of the first six monthly anniversaries of the initial closing.

The Company paid Pyrenees Investments $21,000 as a finder’s fee (equal to 6% of the gross proceeds) in connection with the first closing and will pay Pyrenees Investments 6% of the gross proceeds as a finder’s fee for all subsequent closings under the Purchase Agreement.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement and Debentures do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement

10.2	Form of Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	August 22, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer